UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

March 17, 2006

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-9204	74-1492779
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

12377 Merit Drive Suite 1700, LB 82 Dallas, Texas		75251
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (214) 368-2084

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01 Entry into a Material Definitive Agreement.

On March 17, 2006, EXCO Resources, Inc. and certain of its subsidiaries entered into an amended and restated credit agreement, or credit agreement, with certain lenders, JPMorgan Chase Bank, N.A., as administrative agent, and J.P. Morgan Securities Inc., as sole bookrunner and lead arranger.  This amendment established a new borrowing base of $750.0 million under our credit agreement reflecting the addition of the assets of TXOK Acquisition, Inc., or TXOK.  TXOK and its subsidiaries became guarantors of our credit agreement.  The amendment also provided for an extension of the credit agreement maturity date to December 31, 2010.  The borrowing base will be redetermined each November 1 and May 1, beginning November 1, 2006.  Our borrowing base is determined based on a number of factors including commodity prices.  We use derivative financial instruments to lessen the impact of volatility in commodity prices.  Financial covenants under the amended credit agreement require that we:

•  maintain a consolidated current ratio (as defined under our credit agreement) of at least 1.0 to 1.0 at the end of any fiscal quarter; and

•  not permit our ratio of consolidated indebtedness to consolidated EBITDAX (as defined under our credit agreement) to be greater than 3.5 to 1.0 at the end of each fiscal quarter.

Borrowings under our credit agreement are collateralized by a first lien mortgage providing a security interest in 90% of our U.S. oil and natural gas properties including TXOK and North Coast Energy, Inc.  As of March 17, 2006, our borrowings are collateralized by a first lien mortgage providing a security interest in the value of our proved reserves which is at least 125% of the aggregate commitment.  The aggregate commitment is the lesser of (i) $1.25 billion and (ii) the borrowing base, however, the initial aggregate commitment is $300.0 million.  This aggregate commitment minimum of $300.0 million can be raised, from time to time, up to the borrowing base of $750.0 million at our sole discretion.

At our option, borrowings under our credit agreement accrue interest at one of the following rates:

•  the sum of (i) the greatest of the administrative agent’s prime rate, the base CD rate plus 1.0% or the federal funds effective rate plus 0.50% and (ii) an applicable margin, which ranges from 0.0% up to 0.75% depending on our borrowing usage; or

•  the sum of (i) LIBOR multiplied by the statutory reserve rate and (ii) an applicable margin, which ranges from 1.0% up to 1.75% depending on our borrowing usage.

Additionally, the credit agreement contains a number of other covenants regarding our liquidity and capital resources, including restrictions on our ability to incur additional indebtedness, restrictions on our ability to pledge assets, and a prohibition on the payment of dividends on our common stock.

This description of the credit agreement is qualified in its entirety by reference to the full text of the credit agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

10.1

Amended and Restated Credit Agreement, dated as of March 17, 2006, among EXCO Resources, Inc., as Borrower, certain of its subsidiaries, as Guarantors, the Lenders defined therein, JPMorgan Chase Bank, N.A., as Administrative Agent, and J.P. Morgan Securities Inc., as Sole Bookrunner and Lead Arranger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

Dated: March 23, 2006	By:	/s/ J. DOUGLAS RAMSEY
		Name:	J. Douglas Ramsey, Ph.D.
		Title:	Vice President, Chief Financial Officer,
Chief Accounting Officer and Treasurer